BYLAWS
OF
THE COEUR D'ALENES COMPANY
ARTICLE I
SHAREHOLDERS' MEETINGS

Section 1.   Annual Meeting.  The annual meeting
of the shareholders shall be held during the month of February each year or on such date and at such time as the directors may determine, for the election of directors and the transaction of such other business as may come before the meeting.

Section 2.   Special Meetings.  Special meetings
of the shareholders may be called at any time by the President or by the Board of Directors. At any time, upon receipt of written request of shareholders holding in the aggregate one-tenth
(1/10) of the voting power of all shareholders, it shall be the duty of the Secretary or other person duly authorized, to call a special meeting of shareholders to be held at the registered office at such time as the Secretary or other duly authorized person may fix. The notice of such meeting shall comply with the requirements set forth in Section 4 of this Article and shall further state the purpose or purposes for which the meeting is called. If the Secretary or other duly authorized person shall neglect or refuse to issue such call, the shareholders making the request may do so.

Section 3.   Place of Meeting.  The annual
meeting of shareholders or any special meeting of shareholders shall be held at the principal office of the corporation or at such other place either within or without the State of Idaho as determined by the Board of Directors.

Section 4.   Notice of Meetings.  Except as
otherwise required by statute, notice of the time and place of each meeting of shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of such meeting, by delivering a written or printed notice thereof to him or her personally, or by mailing such notice, in a postage-prepaid envelope addressed to the shareholder at the address as it appears on the stock transfer books of the corporation.


Section 5.   Waivers.  Notice of any meeting of
shareholders shall not be required as to any shareholder who shall attend such meeting in person or by proxy; and if any shareholder shall, in person or by attorney duly authorized, waive notice of any meeting, whether before or after such meeting, notice thereof shall not be required as to the shareholder.

Section 6.  Quorum.  Unless otherwise provided in
the Articles of Incorporation, the presence in person or by proxy duly authorized, of the holders of the majority of the shares entitled to vote shall constitute a quorum for the transaction of business. If a quorum be present, the affirmative vote of the majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law or by the Articles of Incorporation, or other sections of these Bylaws.

Section 7.   Voting.  Unless otherwise provided
in the Articles of Incorporation, every
shareholder of record shall be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. No proxy shall be valid after eleven (11) months from the date of its execution, unless such proxy provides for a longer period. The Board of Directors may fix in advance a record date for the determination of shareholders entitled to vote at such meeting, or for any other purpose, as set forth in Article IV, Section 4 of these Bylaws. No share of stock shall be voted at any meeting which shall have been transferred on the books of the corporation subsequent to the record date fixed herein and prior to the date of the meeting. When a determination of the shareholders entitled to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof.


ARTICLE II

BOARD OF DIRECTORS

Section 1.   Number and Term of Office.  The
number of directors who shall manage the affairs of this corporation shall be not less than the minimum number required by law nor more than nine (9). The directors shall be elected annually, and each director shall continue in office until a successor shall have been elected and qualified, or until the director's death, or until he or she shall resign or shall have been removed.

Section 2.   Place of Meeting.  Meetings of the
Board of Directors may be held either within or without the State of Idaho.

Section 3.   Annual Meeting.  The Board of
Directors meeting will be held as soon as practical after the shareholders' meeting and election of directors, for the purpose of election of officers of the corporation and the transaction of their business. The annual meeting shall be held at the registered office of the corporation, or at such other place within or without the State of Idaho, which may be consented to by all directors.

Section 4.   Regular Meetings.  The Board of
Directors may, by resolution adopted by the affirmative vote of a majority of the whole
Board, from time to time, appoint the time and place for holding regular meetings of the Board if it be deemed advisable. Such regular meetings shall thereupon be held at the time and place so appointed. Notice of any such meeting or any adjournment thereof shall be mailed to each director, addressed to the director at his or her residence or usual place of business, not later than five (5) days before the day on which the meeting is to be held, or shall be sent to the director at such place by telegraph, or be delivered personally or by telephone, not later than five (5) days before such day of meeting.
In case the day appointed for a regular meeting shall fall upon a legal holiday, such meeting shall be held on the next following day not a legal holiday, at the regularly appointed hour.
Except as otherwise provided in the Bylaws, any type of business may be transacted at any regular meeting.

Section 5.   Special Meetings.  Special meetings
of the Board of Directors shall be held whenever called by the President, or by a majority of the directors. Notice of any such meeting or any adjournment thereof shall be mailed to each director, addressed to the director at his or her residence or usual place of business, not later than five (5) days before the day on which the meeting is to be held, or shall be sent to the director at such place by telegraph, or be delivered personally or by telephone, not later than five (5) days before such day of meeting.
Notice of any meeting of the Board need not, however, be given to any director if waived by the director in writing or if the director shall be present at the meeting; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the members shall be present thereat except as otherwise provided in the Bylaws or as may be indicated in the notice thereof, and any and all business may be transacted at any special meeting.

Section 6.   Quorum and Manner of Acting.  A
majority of the number of directors fixed by resolution of the directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present.

Section 7.   Resignations.  Any director of the
corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Secretary. Such resignation shall take effect at the time specified therefor; and, unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.   Filling of Vacancies.  In the case
of any vacancy or vacancies in the Board of Directors, such vacancy or vacancies shall be filled by the remaining directors.

Section 9.   Salaries and Bonuses.  The Board of
Directors shall have power to fix salaries of officers, and the Board shall further have power to determine and authorize payment of bonuses from time to time as may be best determined by the financial condition of the corporation.

Section 10.   Conference Telephone.  Meetings of
the Board of directors or any committee
designated by the Board of Directors may be effectuated by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

Section 11.   Action Without a Meeting.  Any
action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

  ARTICLE III

 COMMITTEES

 The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except no such committee shall have the authority to (1) authorize distributions or dividends or the issuance of shares, unless a resolution of the Board of Directors, or these Bylaws, or Articles of Incorporation expressly so provide; (2) approve or recommend to shareholders actions or proposals required by the statute to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) fix compensation of any committee; (6) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; or
(7) appoint other committees of the Board of Directors or the members thereof; or (8) amend the Articles of Incorporation.


 ARTICLE IV

 OFFICERS, EMPLOYEES, AND AGENTS
 POWERS AND DUTIES

 Section 1.  Officers.  The elected officers of
the corporation shall be a President, who shall be a Director, one or more Vice Presidents, Secretary, and Treasurer. The office of President and Secretary may not be held by the same person but any other offices may be combined in one person. The Board of Directors may appoint such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the corporation.

 Section 2.  Term of Office.  All officers shall
hold office at the pleasure of the Board.

 Section 3.   Removal of Elected Officers.  Any
elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any meeting called for the purpose.

 Section 4.  Vacancies.  If any vacancy occurs in
any office, the Board of Directors may elect or appoint a successor to fill such a vacancy.

 Section 5.  The President.  The President shall
be the chief executive officer of the
corporation and shall have general and active control of its business and affairs. The
President shall preside, when present, at all meetings of the shareholders (except as otherwise provided by statute), and at all meetings of the Board of Directors. The
President shall have all powers usually
appertaining to the office of President of a corporation.

 Section 6.  Vice President.  The Vice President
shall perform all such duties and services as shall be assigned to or by required of him or her, from time to time, by the Board of Directors, and unless the authority be expressly limited, shall act in the place of the President, exercising all the President's powers and performing the President's duties during his or her absence or disability. There may be one or more Vice Presidents.

 Section 7.  Secretary.  The Secretary shall
attend to the giving of notice of all meetings of shareholders and of the Board of Directors and shall keep and attest true records of all proceedings thereat. He or she shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. The Secretary shall keep and account for all books, documents, papers and records of the corporation, except those which are hereinafter directed to be in charge of the Treasurer. The Secretary shall have authority to sign stock certificates with the President or Vice President and shall generally perform all the duties usually appertaining to the office of Secretary of a corporation.

 Section 8.  Treasurer.  The Treasurer shall have
the care and custody of all monies, funds and securities of the corporation and shall deposit or cause to be deposited all funds of the corporation in and with such depositories as the Board of Directors shall from time to time direct. The Treasurer shall have the power to sign stock certificates, with the president or Vice President, to endorse for deposit or collection all checks, drafts, notes, bills of exchange or other commercial paper payable to the corporation and to give proper receipts of discharges therefor. The Treasurer shall keep all books of account relating to the business of the corporation and shall render a statement of the corporation's financial condition at each annual meeting of the shareholders and whenever required so to do by the Board of Directors.

 Section 9.  Agents.  The agents appointed by the
Board of Directors shall have such powers as given them by the said Board of Directors.

 ARTICLE V

 STOCK AND TRANSFER OF STOCK

 Section 1.  Stock Certificates.  Every
shareholder shall be entitled to a certificate signed by the President or Vice President and the Secretary or Assistance Secretary of the corporation, certifying the number of shares owned by the shareholder in the corporation.
The seal of the corporation shall be affixed to the certificate


 Section 2.  Transfers of Stock.  Shares of stock
may be transferred by delivery of the
certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell assign, and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record thereof or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation.

 Section 3.  Lost Certificates.  In case any
certificates of stock shall be lost, stolen, or destroyed, the Board of Directors, in its discretion, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed;
provided, that in each such case, the applicant for a substitute certificate shall furnish to the corporation evidence satisfactory to the corporation, in its discretion, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security, or indemnity, as may be by it required.

 Section 4.  Record Date.  The Board of Directors
is authorized, from time to time, to fix in advance a date, not more than fifty (50) nor less than ten (10) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date of the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of right or to exercise the rights with respect to any such change, conversion or exchange of stock, as the case may be. In such case, such shareholders, and only such shareholders as shall be entitled to notice of and to vote at such meeting, or to receive payment of such and to vote at such meeting, or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

 The Board of Directors is also authorized, from time to time, when it is deemed necessary or advisable for the purpose, to prescribe a period of not more than fifty (50) nor less than ten
(10) days at any one time during which no transfer of stock on the books of the corporation may be made.


 ARTICLE VI

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

 Any person, his or her heirs, executors or administrators, shall be indemnified or reimbursed by the corporation for all reasonable expenses, including attorneys' fees actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or she or they shall be made a party by reason of being or having been a director, officer or employee of the corporation, or of any firm, corporation or organization, which he or she shall serve in any capacity at the request of the corporation to the fullest extent permitted by 30-1-5 of the Idaho Code or any amendment or amendments thereto. Where such indemnification may be permitted by the laws of the State of Idaho, the corporation shall assist in every manner reasonable under the circumstances to provide for such indemnification.

 ARTICLE VII

 AMENDMENTS

 These Bylaws may be repealed or amended and new
Bylaws adopted at any annual meeting or special meeting of the Board of Directors. The Board of Directors may adopt, alter, amend or repeal such Bylaws as shall be necessary for the regulation and management of the affairs of the corporation and which shall be consistent with the laws of the State of Idaho and the Articles of Incorporation.